SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                          ----------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 6, 1997


                         CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)


       1-9046                                                  11-2776686
(Commission File Number)                                      (IRS Employer
                                                          Identification Number)



                  One Media Crossways, Woodbury, New York 11797
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (516) 364-8450

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ITEM 5.   OTHER EVENTS

     Cablevision Systems Corporation (the "Registrant" or the "Company") hereby supplements and, to the extent any prior disclosure in the Company's Form 10-K for the year ended December 31, 1995 (the "Form 10-K") or Form 10-Qs for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Form 10-Qs") are inconsistent herewith, amends the Form 10-K and Form 10-Qs as follows:

     On March 6, 1997, two wholly-owned subsidiaries of Rainbow Programming Holdings, Inc. ("Rainbow Programming"), a wholly-owned subsidiary of the Registrant, entered into an agreement in principle with ITT Corporation to acquire a majority stake in the equity of Madison Square Garden, L.P. ("MSG").

     Under the agreement, Rainbow Programming would increase its equity interest in MSG from 50% to 88.5%. ITT Corporation would receive $500 million and maintain an 11.5% equity interest in MSG, with the right to require the Registrant to purchase ITT Corporation's remaining 11.5% equity interest in MSG for an aggregate of $150 million in the two years following the closing. In three years, the Registrant also has the right to purchase ITT Corporation's remaining 11.5% equity interest in MSG if ITT Corporation chooses not to exercise its "put" option. The transaction would close upon satisfaction of the conditions thereto.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS

     (c)  The following exhibits are filed as a part of this report on Form 8-K:

          99.1      Press Release, dated March 6, 1997.

          99.2      Letter, dated March 6, 1997, among ITT
                    MSG Inc., ITT Eden Corp., Rainbow Garden
                    Corp. and Garden L.P. Holding Corp.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CABLEVISION SYSTEMS CORPORATION



                                   By: /s/ Marc Lustgarten
                                       ------------------------------------
                                        Name:   Marc Lustgarten
                                        Title:  Vice Chairman


Dated: March 12, 1997


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                                Index to Exhibits


Exhibit No.         Description
-----------         -----------

  99.1              Press Release, dated March 6, 1997

  99.2              Letter, dated March 6, 1997, among ITT
                    MSG Inc., ITT Eden Corp., Rainbow Garden
                    Corp. and Garden L.P. Holding Corp.


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